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                                                                  EXHIBIT 10.3


                      [UNIVERSITY OF ROCHESTER LETTERHEAD]

                               LICENSE AGREEMENT

                               TABLE OF CONTENTS

PREAMBLE

ARTICLES


                                                                                                                        Page
ARTICLE I    DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II   GRANT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . .   3

ARTICLE III  DUE DILIGENCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

ARTICLE IV   ROYALTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . .   4

ARTICLE V    REPORTS AND RECORDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

ARTICLE VI   PATENT PROSECUTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . .   6

ARTICLE VII  INFRINGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE VIII PRODUCT LIABILITY; CONFIDENTIALITY; LIMITATION OF LIABILITY; WARRANTIES  . . . . . . . . . . . . . . . . .   8

ARTICLE IX   EXPORT CONTROLS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . . .   9

ARTICLE X    NON-USE OF NAMES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE XI   ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE XII  ARBITRATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE XIII TERMINATION AND TERM   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE XIV  PAYMENTS, NOTICES AND OTHER COMMUNICATIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE XV   MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

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                                                                               2

                               LICENSE AGREEMENT



                 This license agreement (the "Agreement") is made and entered into this 19th day of August, 1997, (the Effective Date) by and between the UNIVERSITY OF ROCHESTER, an educational institution chartered by the State of New York (hereinafter referred to as ROCHESTER), and InSite Vision Incorporated, a corporation duly organized under the laws of Delaware and having its principal office at 965 Atlantic Avenue, Alameda, CA 94501 (hereinafter referred to as INSITE).

                                   WITNESSETH

                 WHEREAS, ROCHESTER is the owner of certain "Patent Rights" (as later defined herein) relating to ROCHESTER Case No. 6-11401-337, "Intraretinal Delivery System" and has the right to grant licenses under said Patent Rights;

                 WHEREAS, ROCHESTER desires to have the Patent Rights utilized in the public interest and is willing to grant a license thereunder;

                 WHEREAS, INSITE has represented to ROCHESTER that it shall commit itself to a thorough, vigorous and diligent program of exploiting the Patent Rights so that public utilization shall result therefrom; and

                 WHEREAS, INSITE desires to obtain a license under the Patent Rights upon the terms and conditions hereafter set forth.

                 NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

                            ARTICLE I - DEFINITIONS

                 For the purposes of this Agreement, the following words and phrases shall have the following meanings:

                 1.1 "INSITE" shall include a related company of INSITE, the voting stock of which is directly or indirectly at least fifty percent (50%) owned or controlled by INSITE, an organization which directly or indirectly controls more than fifty percent (50%) of the voting stock of INSITE and an organization, the majority ownership of which is directly or indirectly common to the ownership of INSITE.





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                                                                               3

                 1.2 "Patent Rights" shall mean all of the following ROCHESTER intellectual property:

                         (a) the United States and foreign patents and/or patent applications listed in Appendix A;

                         (b) United States and foreign patents issued from the applications listed in Appendix A and from divisionals and continuations of these applications;

                         (c)      claims of U.S. and foreign
                 continuation-in-part applications, and of the resulting patents, which are directed to subject matter specifically described in the U.S. and foreign applications listed in Appendix A;

                         (d) claims of all foreign patent applications, and of the resulting patents, which are directed to subject matter specifically described in the United States patents and/or patent applications described in (a), (b) or (c) above;

                          (e) any reissues of United States patents described in (a), (b), (c) or (d) above.

                 1.3 A "Licensed Product" shall mean any product or part thereof which:

                         (a) is covered in whole or in substantial part by an issued, unexpired claim or a pending claim contained in the Patent Rights in the country in which any Licensed Product is made, used or sold;

                         (b) is manufactured by using a process which is covered in whole or in substantial part by an issued, unexpired claim or a pending claim contained in the Patent Rights in the country in which any Licensed Process is used or in which such product or substantial part thereof is used or sold.

                 1.4 A "Licensed Process" shall mean any process which is covered in whole or in substantial part by an issued, unexpired claim or a pending claim contained in the Patent Rights.

                 1.5 "Net Sales" shall mean INSITE's (and its sublicensee's) billings for Licensed Products and Licensed Processes produced hereunder less the sum of the following:

                         (a) discounts allowed in amounts customary in the trade;

                         (b)      sales, import, export, excise, and
                 value-added taxes and customs and tariff duties and/or use taxes directly imposed and with reference to particular sales;

                         (c) outbound transportation prepaid or allowed, costs of insurance and packing from the place of manufacture to customer's premises; and

                         (d)      amounts allowed or credited on returns.

No deductions shall be made for commissions paid to individuals whether they be with independent sales agencies or regularly employed by INSITE and on its payroll, or for cost of collections. Licensed Products shall be considered "sold" when paid for or thirty (30) days after invoicing, whichever is sooner.


                               ARTICLE II - GRANT

                 2.1 ROCHESTER hereby grants to INSITE the exclusive worldwide right and license to make, have made, use, import, export, lease and sell the Licensed Products, and to practice the Licensed Processes to the end of the term for which the Patent Rights are granted unless sooner terminated according to the terms hereof.

                 2.2 ROCHESTER hereby agrees that it shall not grant any other license to make, have made, use, lease and sell Licensed Products or to utilize Licensed Processes during the period of time commencing with the Effective Date of this Agreement and coinciding with the term or terms for which any Patent Rights are issued, unless sooner terminated as hereinafter provided.

                 2.3 ROCHESTER reserves the right to practice under the Patent Rights for its own noncommercial research purposes.

                 2.4 INSITE shall have the exclusive, worldwide right to enter into sublicensing agreements for the rights, privileges and licenses granted hereunder.

                 2.5 INSITE hereby agrees that every sublicensing agreement to which it shall be a party and which shall relate to the rights, privileges and license granted hereunder shall contain a statement setting forth the date upon which INSITE's exclusive rights, privileges and license hereunder shall terminate.





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                                                                               5

                 2.6 INSITE agrees that any sublicenses granted by it shall provide that the obligations to ROCHESTER of Articles II, V, VII, IX, X, XII and XIII of this Agreement shall be binding upon the sublicense as if it were a party to this Agreement. INSITE further agrees to attach copies of these Articles to sublicense agreements.

                 2.7 INSITE agrees to forward to ROCHESTER a copy of any and all fully executed sublicense agreements, and further agrees to forward to ROCHESTER annually a copy of such reports received by INSITE from its sublicensees during the preceding twelve (12) month period under the sublicenses as shall be pertinent to a royalty accounting under said sublicense agreements.

                 2.8 INSITE shall not receive from sublicensees anything of value in lieu of cash payments in consideration for any sublicense under this Agreement, without the express prior written permission of ROCHESTER.

                 2.9 The license granted hereunder shall not be construed to confer any rights upon INSITE by implication, estoppel or otherwise as to any technology not specifically set forth in Appendix A hereof.


                          ARTICLE III - DUE DILIGENCE

                 3.1 INSITE shall use reasonable commercial efforts to bring one or more Licensed Products or Licensed Processes to market through a thorough, vigorous and diligent program for exploitation of the Patent Rights.

                 3.2 In addition, INSITE shall adhere to the following milestones:

                                        (a)      INSITE shall deliver to
                 ROCHESTER on or before March 31, 1998 a business plan showing the amount of money, number and kind of personnel and time budgeted and planned for each phase of development of the Licensed Products and Licensed Processes and shall provide similar reports to ROCHESTER on an annual basis on or before the ninetieth (90th) day following the close of INSITE's fiscal year.

                                        (b)      INSITE shall develop a working
                 prototype model on or before December 31, 1998; INSITE shall file an IDE for the Licensed Product by

                   March 31, 2000; and INSITE shall file a 510K for the Licensed Product by June 30, 2002.


                 3.3 INSITE's failure to perform in accordance with Paragraphs 3.1 and 3.2 above shall be grounds for ROCHESTER to terminate this Agreement pursuant to Paragraph 13.3 hereof.


                             ARTICLE IV - ROYALTIES

                 4.1 For the rights, privileges and license granted hereunder, INSITE shall pay royalties to ROCHESTER in the manner hereinafter provided to the end of the term of the Patent Rights or until this Agreement shall be terminated as hereinafter provided:

                                  (a)     License Issue Fee of [   *   ] which
                 said License Issue Fee shall be deemed earned and due immediately upon the execution of this Agreement.

                                  (b)     License Maintenance Fees of [   *   ]
                 per year payable on the first anniversary of the Effective Date and each year thereafter; provided, however, that the License Maintenance Fee for a given year shall be creditable against any Running Royalties subsequently due during said year under subparagraph 4.1(c) below, and also creditable against any payments to the University of Rochester during said year to support research in the Laboratory of Dr. Manuel del Cerro.

                                  (c)     Running Royalty in an amount equal to
                 [   *   ] of the Net Sales of the Licensed Products or Licensed
                 Processes used, leased, or sold by or for INSITE.

                                  (d)     [   *   ] of all payments to INSITE
                 by any sublicense as compensation for the right to make, have made, use, import, export, lease and sell the Licensed Products.

                 4.2 No multiple royalties shall be payable because any Licensed Product, its manufacture, use, lease or sale shall be covered by more than one Patent Rights patent application or Patent Rights patent licensed under this Agreement.

*CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.





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                                                                               7

                 4.3 Royalty payments shall be paid in United States dollars in Rochester, New York, or at such other place as ROCHESTER may reasonably designate consistent with the laws and regulations controlling in any foreign country. If any currency conversion shall be required in connection with the payment of royalties hereunder, such conversion shall be made by using the exchange rate published in the Wall Street Journal on the last business day of the calendar quarterly reporting period to which such royalty payments relate.


                        ARTICLE V - REPORTS AND RECORDS

                 5.1 INSITE shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to ROCHESTER hereunder. Said books of account shall be kept at INSITE's principal place of business or the principal place of business of the appropriate division of INSITE to which this Agreement relates. Said books and the supporting data shall be open, subject to ROCHESTER providing INSITE with reasonable, advance written notice, at all reasonable times for three (3) years following the end of the calendar year to which they pertain, to the inspection of ROCHESTER or its agents for the purpose of verifying INSITE's royalty statement or compliance in other respects with this Agreement.

                 5.2 INSITE, within sixty (60) days after December 31, of each year, shall deliver to ROCHESTER true and accurate reports, giving such particulars of the business conducted by INSITE and its sublicensees during the preceding year under this Agreement as shall be pertinent to a royalty accounting hereunder. These shall include at least the following:

                         (a) number of Licensed Products manufactured and sold.

                         (b)      total billings for Licensed Products sold.

                         (c)      deductions applicable as provided in
                 Paragraph 1.5.

                         (d)      total royalties due.

                         (e) names and addresses of all sublicensees of INSITE.

                 5.3 With each such report submitted, INSITE shall pay to ROCHESTER the royalties due and payable under this Agreement. If no royalties shall be due, INSITE shall so report.





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                                                                               8

                 5.4 On or before the ninetieth (90th) day following the close of INSITE's fiscal year, INSITE shall provide ROCHESTER with INSITE's certified financial statements for the preceding fiscal year, including, at a minimum, a Balance Sheet and an Operating Statement.

                 5.5 The royalty payments set forth in this Agreement, if overdue, bear interest until payment at a per annum rate four percent (4%) above the then current reference rate in effect at the Chase Lincoln First Bank, Rochester, New York, on the due date. The payment of such interest shall not foreclose ROCHESTER from exercising any other rights it may have as a consequence of the lateness of any payment.


                        ARTICLE VI - PATENT PROSECUTION

                 6.1 ROCHESTER shall apply for, seek prompt issuance of, and maintain during the term of this Agreement the Patent Rights in the United States and in the foreign countries listed in Appendix A hereto. Appendix A may be amended by verbal agreement of both parties, such agreement to be confirmed in writing within ten (10) days. The prosecution, filing and maintenance of all Patent Rights patents and applications shall be the primary responsibility of ROCHESTER; provided, however, INSITE shall have reasonable opportunities to advise ROCHESTER and shall cooperate with ROCHESTER in such prosecution, filing and maintenance.

                 6.2 Payment of all fees and costs relating to the filing, prosecution, and maintenance of the Patent Rights incurred by the University after the Effective Date shall be the responsibility of INSITE.


                           ARTICLE VII - INFRINGEMENT

                 7.1 INSITE shall inform ROCHESTER promptly in writing of any alleged infringement of the Patent Rights by a third party that it becomes reasonably and sufficiently aware of and of any available evidence thereof.

                 7.2 During the term of this Agreement, ROCHESTER shall have the right, but shall not be obligated, to prosecute at its own expense any such infringements of the Patent Rights and, in furtherance of such right, INSITE hereby agrees that ROCHESTER may join

INSITE as a party plaintiff in any such suit, without expense to INSITE. The total cost of any such infringement action commenced or defended solely by ROCHESTER shall be borne by ROCHESTER and ROCHESTER shall keep any recovery or damages for past infringement derived therefrom.

                 7.3 If within six (6) months after having been notified of any alleged infringement, ROCHESTER shall have been unsuccessful in persuading the alleged infringer to desist and shall not have brought and shall not be diligently prosecuting an infringement action, or if ROCHESTER shall notify INSITE at any time prior thereto of its intention not to bring suit against any alleged infringer, then, and in those events only, INSITE shall have the right, but shall not be obligated, to prosecute at its own expense any infringement of the Patent Rights, and INSITE may, for such purposes, use the name of ROCHESTER as party plaintiff, provided, however, that such right to bring an infringement action shall remain in effect only for so long as the license granted herein remains exclusive. No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the consent of ROCHESTER, which consent shall not be unreasonably withheld. INSITE shall indemnify ROCHESTER against any order for costs that may be made against ROCHESTER in such proceedings.

                 7.4 In the event that INSITE shall undertake the enforcement and/or defense of the Patent Rights by litigation, INSITE may withhold up to fifty percent (50%) of the royalties otherwise thereafter due ROCHESTER hereunder and apply the same toward reimbursement of its associated costs and expenses, including reasonable attorneys' fees in connection therewith. Any recovery of damages by INSITE for any such suit shall be applied first in satisfaction of any unreimbursed expenses and legal fees of INSITE relating to the suit, and next toward reimbursement of ROCHESTER for any royalties past due or withheld and applied pursuant to this Article VII. The balance remaining from any such recovery shall be divided equally between INSITE and ROCHESTER.

                 7.5 In the event that a declaratory judgment action alleging invalidity or noninfringement of any of the Patent Rights shall be brought against INSITE, ROCHESTER, at its option, shall have the right, within thirty (30) days after commencement of such action, to intervene and take over the sole defense of the action at its own expense.





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                                                                              10

                 7.6 In any infringement suit as either party may institute to enforce the Patent Rights pursuant to this Agreement, the other party hereto shall, at the request and expense of the party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

                 7.7 INSITE, during the exclusive period of this Agreement, shall have the sole right in accordance with the terms and conditions herein to sublicense any alleged infringer for future use of the Patent Rights.


          ARTICLE VIII - PRODUCT LIABILITY; CONFIDENTIALITY; LIMITATION
                            OF LIABILITY; WARRANTIES

                 8.1 INSITE shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold ROCHESTER, its trustees, officers, employees and affiliates, harmless against all claims and expenses, including legal expenses and reasonable attorneys' fees arising out of the death of or injury to any person or persons or out of any damage to property and against any other claim proceeding, demand, expense and liability of any kind whatsoever resulting from the production, manufacture, sale, use, lease, consumption or advertisement of the Licensed Product(s) and/or Licensed Process(es) or arising from any obligation of INSITE hereunder.

                 8.2 INSITE shall obtain and carry in full force and effect liability insurance which shall protect INSITE and ROCHESTER in regard to events covered by Paragraph 8.1 above.

                 8.3 EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, ROCHESTER MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND VALIDITY OF PATENT RIGHTS CLAIMS, ISSUED OR PENDING.

                 8.4 ROCHESTER and INSITE shall keep any technology, formula, trade secrets, technical data or business information ("Information") provided or made available by the other party hereunder confidential, and neither ROCHESTER nor INSITE shall, without the prior written consent of the other party, as the case may be, use (except as expressly permitted by this Agreement or for the purposes of the Agreement), or disclose to any third party, any Information provided or made available by the other party hereunder; provided, however, that the foregoing shall not apply to information which the party receiving such information can establish by written documentation to (i) have been publicly known at the time of disclosure by the other party, as the case may be, (ii) have been publicly known, without fault on its part, subsequent to such disclosure, (iii) have been otherwise known by it from a source (other than the other party or its agents), lawfully having possession of such information, or (iv) have been developed by it independently of the disclosure by the other party. The foregoing shall not preclude the disclosure of information by ROCHESTER or
INSITE:

                                  (a)     to its legal representatives,
        consultants, outside contractors and (if it has the right to grant the license or sublicense) its licensees and sublicensees, under like confidentiality obligations on the part of the requirements, or

                                  (b)     to the extent required by law or
        regulation, provided that, to the extent reasonably possible, it shall give prompt written notice of the proposed disclosure to the other party, as the case may be, so as to allow the other party, as the case may be, an opportunity to object to such requirement and, if applicable, assure that confidential treatment will be accorded to such information, or

                                  (c)     to the extent that such information
        is reasonably required to be disclosed for the purpose of securing necessary governmental authorization for the clinical testing or marketing of products or for the purpose of conducting clinical testing or marketing of products, or of prosecuting or defending litigation.

                 8.5 IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOST PROFITS, LOSS OF DATA OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, ARISING IN ANY WAY OUT OF THIS AGREEMENT UNDER ANY CAUSE OF ACTION, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF

SUCH DAMAGES. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LISTED REMEDY.

                 8.6 ROCHESTER warrants that it: has the lawful right to grant the licenses provided in this Agreement; it has not granted rights or licenses in conflict with this Agreement; has not received any notice of a claim of infringement or misappropriation of any alleged rights asserted by any third party in relation to the Patent Rights; and, except as disclosed to INSITE, ROCHESTER is not aware of any patents or other proprietary rights of any third party which would materially affect the exercise of the license rights granted hereunder to INSITE. ROCHESTER agrees that during the term of this Agreement (or any license granted hereunder), ROCHESTER shall not enter into any other agreements that conflict with rights or obligations provided hereunder, including any rights and obligations that survive termination hereof.


                          ARTICLE IX - EXPORT CONTROLS

                 It is understood that ROCHESTER is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended and the Export Administration Act of 1979), and that its obligations hereunder are contingent on compliance with applicable United States export laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by INSITE that INSITE shall not export data or commodities to certain foreign countries without prior approval of such agency. ROCHESTER neither represents that a license shall not be required nor that, if required, it shall be issued.


                          ARTICLE X - NON-USE OF NAMES

                 INSITE shall not use the names of the University of Rochester nor of any of its employees, nor any adaptation thereof, in any advertising, promotional or sales literature without prior written consent obtained from ROCHESTER in each case, which consent shall not be unreasonably withheld or delayed, except that INSITE may state that it is licensed by ROCHESTER under one or more of the patents and/or applications comprising the Patent Rights.


                            ARTICLE XI - ASSIGNMENT

                 This Agreement shall not be assignable by either party without the written consent of the other party, which consent shall not be withheld unreasonably. Notwithstanding the foregoing, either party may transfer and assign this Agreement without the other party's consent, to an entity that succeeds to substantially all of the business or assets of such party to which this Agreement pertains.


                           ARTICLE XII - ARBITRATION

                 12.1 Any and all claims, disputes or controversies arising under, out of, or in connection with this Agreement, including any dispute relating to patent validity of infringement, which have not been resolved by good faith negotiations between the parties, shall be resolved by final and binding arbitration in New York, New York, under the then current rules of the American Arbitration Association, or the Patent Arbitration Rules if applicable, then obtaining. The arbitrators shall have no power to add to, subtract from or modify any of the terms or conditions of this Agreement. Any award rendered in such arbitration may be enforced by either party in either the courts of the State of New York or in the United States District Court for the District of New York, to whose jurisdiction for such purposes ROCHESTER and INSITE each hereby irrevocably consents and submits.

                 12.2 Notwithstanding the foregoing, nothing in this Article shall be construed to waive any rights or timely performance of any obligations existing under this Agreement.

                      ARTICLE XIII - TERMINATION AND TERM

                 13.1 If INSITE shall cease to carry on its business, this Agreement shall terminate upon notice by ROCHESTER.

                 13.2 Should INSITE fail to pay ROCHESTER royalties due and payable hereunder within sixty (60) days after such royalties are due and payable, ROCHESTER shall have the right to terminate this Agreement on thirty
(30) days' notice, unless INSITE shall pay ROCHESTER within the thirty (30) day period, all such royalties and interest due and payable. Upon the expiration of the thirty (30) day period, if INSITE shall not have paid all such royalties and interest due and payable, the rights, privileges and license granted hereunder shall terminate.

                 13.3 Upon any material breach or default of this Agreement by INSITE, other than those occurrences set out in Paragraphs 13.1 and 13.2 hereinabove, which shall always take precedence in that order over all material breach or default referred to in this Paragraph 13.3, ROCHESTER shall have the right to terminate this Agreement and the rights, privileges and license granted hereunder by ninety (90) days' notice to INSITE. Such termination shall become effective unless INSITE shall have cured any such breach or default prior to the expiration of the ninety (90) day period.

                 13.4 INSITE shall have the right to terminate this Agreement at any time on sixty (60) days written notice to ROCHESTER, and upon payment of all amounts due ROCHESTER through the effective date of the termination.

                 13.5 Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination. INSITE and any sublicensee thereof may, however, after the effective date of such termination, sell all Licensed Products, and complete Licensed Products in the process of manufacture at the time of such termination and sell the same, provided that INSITE shall pay to ROCHESTER the royalties thereon as required by Article IV of this Agreement and shall submit the reports required by Article V hereof on the sales of Licensed Products.

                 13.6 Upon termination of this Agreement for any reason, any sublicensee not then in default shall have the right to seek a license from ROCHESTER.

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                 13.7    Unless terminated in accordance with this Article 13,
this Agreement and the licenses granted herein shall continue until the expiration of the last to expire Patent Rights.


                      ARTICLE XIV - PAYMENTS, NOTICES AND
                              OTHER COMMUNICATIONS

                 Any payment, notice or other communication pursuant to this Agreement shall be sufficiently made or given on the date of mailing if sent to such party by certified first class mail, postage prepaid, addressed to it at its address below or as it shall designate by written notice given to the other party:

In the case of ROCHESTER:                In the case of INSITE:

Director                                 Chief Executive Officer
Office of Technology Transfer            InSite Vision Incorporated
University of Rochester                  965 Atlantic Avenue
518 Hylan Building                       Alameda, CA  94501
Rochester, NY  14627-0140


                           ARTICLE XV - MISCELLANEOUS

                 15.1 This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the State of New York, U.S.A., except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was granted.

                 15.2 The parties hereto acknowledge that this Agreement sets forth the entire Agreement and understanding of the parties hereto as to the subject matter hereof, merges all prior discussions between them, and shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the parties hereto.

                 15.3 The provisions of this Agreement are severable, and in the event that any provisions of this Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

                 15.4 INSITE agrees to market the Licensed Products sold in the United States with all applicable United States patent numbers. All Licensed Products shipped to or sold in other countries shall be marked in such a manner as to conform with the patent laws and practice of the country of manufacture or sale.

                 15.5 The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.


                 IN WITNESS WHEREOF, the parties have hereunto set their hands and duly executed this Agreement the day and year set forth below.

UNIVERSITY OF ROCHESTER                INSITE VISION INCORPORATED



By: /s/ ROBERT R. GOODWIN              By: /s/ MICHAEL D. BAER
   ---------------------------            ------------------------
Name: Robert R. Goodwin, Ph.D.         Name: Michael D. Baer
Title: Director, Technology Transfer   Title: Vice President
Date: August 13, 1997                  Date: August 19, 1997

                                   APPENDIX A


ROCHESTER Case No. 6-11401-337
"Intraretinal Delivery System"

U.S. Patent No. 5,273,530
"INTRARETINAL DELIVERY AND WITHDRAWAL INSTRUMENTS"
Issue Date: December 28, 1993

U.S. Patent No. 5,409,457 (divisional of 5,273,530)
"INTRARETINAL DELIVERY AND WITHDRAWAL INSTRUMENTS"
Issue Date: April 25, 1995

Canadian Application No. 2,096,006
"INTRARETINAL DELIVERY AND WITHDRAWAL INSTRUMENTS"
Examination Request due: November 13, 1998

Japanese Application No. 4-502282
"INTRARETINAL DELIVERY AND WITHDRAWAL INSTRUMENTS"
Examination Request due: November 13, 1998